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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    OMM, INC.
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             (Exact name of registrant as specified in its charter)

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
          DELAWARE                                              33-0762894
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(State of incorporation or organization)              (I.R.S. Employer Identification No.)



 9410 CARROLL PARK DRIVE, SAN DIEGO, CA                            92121
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(Address of principal executive offices)                         (Zip Code)
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exhange Act and is effective pursuant to General
Instruction A.(c), check the following box.                              / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exhange Act and is effective pursuant to General
Instruction A.(d), check the following box.                              /X/

Securities Act registration statement file number to which this form relates: 333-45940

Securities to be registered pursuant to Section 12(b) of the Act:      NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.0001 PAR VALUE




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereunder is Common Stock, $0.0001 par value per share, of OMM, Inc. (the "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement on Form S-1 (File No. 333-45940), as originally filed or subsequently amended (the "Registration Statement on Form S-1"), which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission by the Registrant on September 15, 2000, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     The following exhibits are filed as part of this registration statement:
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
     Number       Description
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      3.1*        Amended and Restated Certificate of Incorporation of the
                  Registrant.
      3.2*        Amended and Restated Bylaws of the Registrant.
      4.1*        Form of Common Stock Certificate.
     10.2*        Amended and Restated Investor Rights Agreement dated as of
                  May 31, 2000 by and between the Registrant and certain stockholders, as amended.
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* Incorporated herein by reference to the exhibits of the same number in the
Registrant's Registration Statement on Form S-1.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             OMM, INC.

Date: October 3, 2000                    By: /s/ Philip Chapman
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                                             Philip Chapman
                                             Chief Financial Officer


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